UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 1500
Atlanta,	Georgia	30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 404 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	PHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 16, 2023, PulteGroup, Inc. (the “Company”) announced that Matthew Koart was appointed Executive Vice President and Chief Operating Officer (“COO”) of the Company, effective May 18, 2023 (the “Effective Date”). The Board of Directors of the Company determined that Mr. Koart was the most qualified candidate for the COO position following an extensive search. Mr. Koart, age 59, will join the Company after having served as Chief Executive Officer of Shapell Industries from 2008 to 2011 and having owned and operated a real estate development business over the last 12 years.

In connection with his appointment as Executive Vice President and COO, Mr. Koart and the Company entered into an offer letter, effective as of the Effective Date (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Koart will receive an annual base salary of $750,000. He will also participate in the Company’s Annual Incentive Program (“AIP”) and Long-Term Incentive Program (“LTI”). Under the AIP, Mr. Koart will have a 2023 target award of $1,250,000, prorated based on the number of days he is employed by the Company during 2023. In addition, Mr. Koart will be eligible to participate in the Company’s growth incentive pool contingent on the Company’s pre-tax income growth over 2022, with Mr. Koart’s allocation of the pool equal to 15% of the total pool and his payout prorated based on the number of days he is employed by the Company during 2023. Under the LTI, Mr. Koart will receive 2023 annual equity awards with a target grant date fair value equal to $2,000,000, to be granted 50% in the form of time-based restricted stock units that will vest on the three-year anniversary of the grant date and 50% in the form of performance-based equity awards that will vest over the 2023-2025 performance cycle, subject to the achievement of the same performance goals established for the performance-based equity awards previously granted to the Company’s other executive officers in 2023.

The Company will also provide Mr. Koart with a $3,500 monthly living expense stipend. Mr. Koart will participate in employee benefit plans generally available to all employees on the same terms as similarly-situated employees and will be eligible to receive severance benefits consistent with those offered under the Company’s Executive Severance Policy, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 21, 2023. As a senior executive, Mr. Koart is also eligible for the Company’s tax and financial planning assistance program and the executive health examination program.

There are no arrangements or understandings between Mr. Koart and any person pursuant to which Mr. Koart was appointed as COO. There is no family relationship between Mr. Koart and any director or executive officer of the Company. Except as described below, there are no actual or proposed transactions between Mr. Koart or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Mr. Koart has operated a real estate business for the past 12 years, and he currently has transactions in process that will remain for a period following the start of his employment at the Company. He has minority ownership interests in two development properties in the Greater Bay area through a subsidiary and has a minority ownership interest in an entity that sold a 58-lot subdivision asset to the Company in 2022. Under the terms of an escrow arrangement entered into in connection with that transaction, Mr. Koart would be entitled to a payment from the escrow of approximately $179,000 if certain conditions are met. Mr. Koart, through an entity, has a less than 1% ownership interest in a third-party vendor of the Company and in which the Company also owns a 7% interest. Mr. Koart’s ownership interest in that vendor is valued at less than $100,000.

The Board reviewed Mr. Koart’s ownership interests in these assets and determined that it would be able to implement appropriate safeguards to adequately mitigate any actual or perceived conflicts of interests. The Board also determined that the contemplated safeguards would not adversely impact Mr. Koart’s ability to perform his duties as COO and would not otherwise adversely affect the Company. In connection with his appointment as COO, the Board determined to grant a limited waiver to its Code of Ethical Business Conduct to provide Mr. Koart a limited time to wind down or dispose of his interests in the two development properties and approved the potential related party transaction that could result from a payment to Mr. Koart under the escrow arrangement described above.

ITEM 8.01 OTHER EVENTS

A copy of the Company’s press release announcing Mr. Koart’s appointment as Executive Vice President and Chief Operating Officer is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1    Press release issued by PulteGroup, Inc. dated May 16, 2023.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	May 16, 2023	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, General Counsel and Corporate Secretary